MUTUAL RELEASE AGREEMENT

This MUTUAL RELEASE AGREEMENT (the “Agreement”), dated as of September 23, 2011, is by and among Sagebrush Gold, Ltd., a Nevada corporation (the “Company”), Continental Resources Group, Inc. (f/k/a American Energy Fields, Inc.) (“CRG”), and each of the Persons (as defined below) set forth on the Schedule of Claimants attached hereto (each a “Claimant” and collectively the “Claimants”).

RECITALS

A.           On February 28, 2011, each of the Claimants entered into a Subscription Agreement with CRG (each a “Subscription Agreement” and collectively, the “Subscription Agreements”), pursuant to which each such Claimant purchased from CRG (i) shares of common stock, par value $0.0001 per share, of CRG (the “CRG Common Stock”) and (ii) a warrant to purchase CRG Common Stock (each a “Warrant” and collectively, the “Warrants”).

B           In July 2011, CRG sold substantially all of its assets to the Company and one of its Subsidiaries (as defined below), and the Company assumed the Warrants in connection with the consummation of such asset sale transaction (such asset sale transaction is referred to herein as the “Asset Sale”).

C.           Following the consummation of the Asset Sale, each Claimant exercised its right under Section 5(f) of its Warrant to require that its Warrant be purchased for the Black Scholes Value (as defined in the applicable Warrant) thereof.

D.           One of the Claimants brought an action in the United States District Court for the Southern District of New York (the “Court”), entitled AQR Opportunistic Premium Offshore Fund, LP v. Sagebrush Gold, Ltd., docket number 11 Civ. 5933, (the “Action”), alleging that the Company breached certain of its obligations under Section 5(f) of such Claimant’s Warrant.

E.           Each of the Claimants also believes that, in addition to the Claims (as defined below) in the Action, that it has various other Claims against the Company and CRG arising out of other breaches of various provisions of the Warrants and its respective other Deal Documents (as defined in the applicable Subscription Agreement) in connection with the Asset Sale. The Company and CRG each deny all of the foregoing allegations.

F.           The Company, CRG and each of the Claimants desire to settle all disputes and claims between them in accordance with the terms of this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual releases and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Claimant, the Company and CRG hereby agree as follows:

1.           Company Release. The Company, on its own behalf and on behalf of its Subsidiaries and its and their respective officers and directors (the Company and all of the foregoing Persons referred to above in this Section 1 are referred to herein as “Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges (x) each of the Claimants and (y) each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives of each Claimant (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls any Claimant within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “1934 Act”), and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons and each of their direct and indirect related Persons (each Claimant and all such other Persons referred to above in clause (y) in this Section 1 are referred to herein collectively as the “Claimant Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company, CRG or any of their respective Subsidiaries (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Claimant Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of any Claimant under this Agreement. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

2.           CRG Release. CRG, on its own behalf and on behalf of its Subsidiaries and its and their respective officers and directors (CRG and all of the foregoing Persons referred to above in this Section 2 are referred to herein as “CRG Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges each of the Claimant Releasees from all Claims which any CRG Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to CRG, the Company or any of their respective Subsidiaries (collectively, the “CRG Claims”). CRG, on behalf of itself and its successors, assigns and other legal representatives and all of the other CRG Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the CRG Releasors or the matters released by the CRG Releasors in this Agreement not to) sue any of the Claimant Releasees on the basis of or related to or in connection with any CRG Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of any Claimant under this Agreement.

3.           Claimant’s Release. Each Claimant, on its own behalf and on behalf of its officers and directors (or managers (as applicable), (such Claimant and all of the foregoing Persons referred to above in this Section 3 are referred to herein as “Claimant Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges (x) the Company, CRG and each of their respective Subsidiaries and (y) each of the present and former officers, directors, employees, agents, advisors and representatives of the Company, CRG and each of their respective Subsidiaries (the Company, CRG, each of their respective Subsidiaries and all such other Persons referred to above in clause (y) in this Section 3 are referred to herein collectively as the “Releasees”) from all Claims which such Claimant’s Claimant Releasors may now own, hold, have or claim to have against any of the Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company, CRG or any of their respective Subsidiaries (collectively, the “Claimant Claims”). Each Claimant on behalf of itself and its successors, assigns and other legal representatives and such Claimant’s other Claimant Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to such Claimant’s Claimant Releasors or the matters released by such Claimant in this Agreement not to) sue any of the Releasees on the basis of or related to or in connection with any of such Claimant’s Claimant Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, (i) nothing contained in this paragraph shall release or relieve any obligations of the Company or CRG under this Agreement and (ii) for clarification purposes, Warrant Claims (as defined in the Transfer Agreement (as defined below)) do not constitute Claimant Claims.

4.           Company Representations and Warranties. The Company represents and warrants to each Claimant that:

(a)           Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. “Subsidiaries” means, with respect to a Person, any Person in which such Person, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest or (II) controls or operates any part of the business, operations or administration, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)           No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the articles of incorporation of the Company (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) above, to the extent such violations that could not reasonably be expected to have a Company Material Adverse Effect. “Company Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries, either individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement.

(d)           Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e)           Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any Claimant or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that each Claimant will rely on the foregoing representations in effecting transactions in securities of the Company.

(f)           Acknowledgment. The Company expressly acknowledges and understands that (i) prior to the execution of this Agreement, each Claimant sold all of its shares of CRG Common Stock and its Warrant to Michael Brauser pursuant to an agreement that was received and reviewed by the Company prior to the execution thereof (such sale is referred to herein as the “Transfer” and such agreement is referred to herein is the “Transfer Agreement”), (ii) without implication that the consent of the Company or CRG is required for the Transfer, both CRG and the Company consented to the Transfer and all the terms and conditions of the Transfer Agreement and will not raise any objection to the Transfer or any of the terms or conditions of the Transfer Agreement, (iii) each Claimant assigned and transferred to Michael Brauser all of such Claimant’s interest in such Claimant’s Warrant Claims, (iv) Warrant Claims do not constitute Claimant Claims and (v) notwithstanding the Transfer and without implication that the contrary would otherwise be true, each Claimant has bona fide Claimant Claims.

(g)           Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by any Company Releasor of all or any portion of any Company Claim or other matter or any interest which has been released by any Company Releasor by any provision of this Agreement. The Company is the sole owner and real party-in-interest regarding all Company Claims and other matters released by the Company Releasors pursuant to this Agreement.

5.           CRG Representations and Warranties. CRG represents and warrants to each Claimant that:

(a)           Organization. CRG is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

(b)           Authorization; Enforcement; Validity. CRG  has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by CRG and the consummation by CRG of the transactions contemplated hereby have been duly authorized by CRG’s board of directors, and no further filing, consent or authorization is required by CRG, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been duly executed and delivered by CRG, and constitutes the legal, valid and binding obligations of CRG, enforceable against CRG in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)           No Conflicts. The execution, delivery and performance of this Agreement by CRG and the consummation by CRG of the transactions contemplated hereby will not (i) result in a violation of the articles of incorporation (including, without limitation, any certificate of designation contained therein) or other organizational documents of CRG or any of its Subsidiaries, any capital stock of CRG or any of its Subsidiaries or bylaws of CRG or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which CRG or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to CRG or any of its Subsidiaries or by which any property or asset of CRG or any of its Subsidiaries is bound or affected except, in the case of clause (ii) above, to the extent such violations that could not reasonably be expected to have a CRG Material Adverse Effect. “CRG Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of CRG or any of its Subsidiaries, either individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of CRG to perform any of its obligations under this Agreement.

(d)           Consents. CRG is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which CRG is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and CRG is not aware of any facts or circumstances which might prevent CRG from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e)           Disclosure. CRG confirms that neither it nor any other Person acting on its behalf has provided any Claimant or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning CRG or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. CRG understands and confirms that each Claimant will rely on the foregoing representations in effecting transactions in securities of CRG.

(f)           Acknowledgment. CRG expressly acknowledges and understands that (i) prior to the execution of this Agreement, each Claimant sold all of its shares of CRG Common Stock and its Warrant to Michael Brauser pursuant to the Transfer Agreement, which was received and reviewed by CRG prior to the execution thereof, (ii) without implication that the consent of the Company or CRG is required for the Transfer, both CRG and the Company consented to the Transfer and all the terms and conditions of the Transfer Agreement and will not raise any objection to the Transfer or any of the terms or conditions of the Transfer Agreement, (iii) each Claimant assigned and transferred to Michael Brauser all of such Claimant’s interest in such Claimant’s Warrant Claims, (iv) Warrant Claims do not constitute Claimant Claims and (v) notwithstanding the Transfer and without implication that the contrary would otherwise be true, each Claimant has bona fide Claimant Claims.

(g)           Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by any CRG Releasor of all or any portion of any CRG Claim or other matter or any interest which has been released by any CRG Releasor by any provision of this Agreement. CRG is the sole owner and real party-in-interest regarding all CRG Claims and other matters released by the CRG Releasors pursuant to this Agreement.

6.           Claimant Representations and Warranties. Each Claimant represents and warrants to the Company and CRG with respect to itself only that:

(a)           Organization. Such Claimant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Claimant and constitutes the legal, valid and binding obligations of such Claimant enforceable against such Claimant in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts. The execution, delivery and performance by such Claimant of this Agreement and the consummation by such Claimant of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Claimant, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Claimant is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Claimant, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Claimant to perform its obligations hereunder.

(d)           Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by such Claimant of all or any portion of any of such Claimant’s Claimant Claims or other matter or any interest which has been released by such Claimant by any provision of this Agreement. Such Claimant is the sole owner and real party-in-interest regarding such Claimant’s Claimant Claims and other matters released by such Claimant pursuant to this Agreement.

7.           Entire Agreement. This Agreement contains the entire agreement and understanding among the parties solely as to the settlement and compromise of all Company Claims, CRG Claims and Claimant Claims between the parties and supersedes and replaces all prior settlement negotiations and proposed agreements, written or oral, between the parties solely with respect to the subject matter contained in this Agreement. Except as expressly set forth herein, neither the Company, CRG nor any Claimant makes any representation, warranty, covenant or undertaking, express or implied, with respect to the matters contained herein or therein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not expressly contained herein. No party hereto has granted any waiver or release except as, and to the extent, expressly set forth in this Agreement. For clarification purposes, the Recitals are part of this Agreement.

8.           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Claimant from bringing suit or taking other legal action against the Company or CRG in any other jurisdiction to collect on the Company’s or CRG’s obligations to such Claimant or to enforce a judgment or other court ruling in favor of such Claimant. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day (as defined below) after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Sagebrush Gold, Ltd.
1640 Terrace Way
Walnut Creek, California 94597
Telephone: (925) 930-6338
Facsimile: (925) 938-0406
E-mail address: usendme1@pacbell.net
Attention: Chief Executive Officer

If to CRG:

3266 W. Galveston Drive #101
Apache Junction, AZ 85120
Telephone: (480) 288-6530
Facsimile: (480) 288-6532
E-mail address: jbleak@americanenergyfields.com
Attention: Joshua Bleak, President

With a copy (for informational purposes only) to:

Sichenzia Ross Friedman & Ference, LLP
61 Broadway, Suite 3200
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725
E-mail address: hkesner@srff.com
Attention:  Harvey Kesner, Esq.

If to a Claimant, to its address, facsimile number or e-mail address set forth on the Schedule of Claimants attached hereto,

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601
Telephone:  (312) 456-8400
Facsimile:  (312) 456-8435
E-mail address:	liebermanp@gtlaw.com mazurt@gtlaw.com
Attention:	Peter H. Lieberman, Esq. Todd A. Mazur, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

10.           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

11.           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

12.           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13.           Disclosure of Transactions and Other Material Information. Each of the Company and CRG shall, on or before 8:30 a.m., New York time, on the third (3rd) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of this Agreement in the form required by the 1934 Act and attaching this Agreement (including all attachments, the “8-K Filings”). From and after the filing of the 8-K Filings, the Company and CRG shall have disclosed all material, non-public information (if any) delivered to any of the Claimants by the Company, CRG or any of their respective Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. Neither the Company nor CRG shall, and the Company and CRG shall cause each of their respective Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Claimant with any material, non-public information regarding the Company, CRG or any of their respective Subsidiaries from and after the filing of the 8-K Filings without the express prior written consent of such Claimant. In the event of a breach of any of the foregoing covenants by the Company, CRG or any of their respective Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the applicable Claimant), in addition to any other remedy provided herein, such Claimant shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, CRG or any of their respective Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Claimant shall have any liability to the Company, CRG any of their respective Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, CRG, any of their respective Subsidiaries nor any Claimant shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company and CRG shall be entitled, without the prior approval of any Claimant, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Claimant shall be consulted by the Company or CRG (as applicable) in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of each Claimant, neither the Company nor CRG shall (and the Company and CRG shall cause each of their respective Subsidiaries and affiliates to not) disclose the name of any Claimant in any filing (other than the 8-K Filings), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, each of the Company and CRG expressly acknowledges and agrees that no Claimant shall have (unless expressly agreed to by such Claimant after the date hereof in a written definitive and binding agreement executed by the Company and such Claimant), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company, CRG or any of their respective Subsidiaries.

14.           Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Releasees and the Claimant Releasees. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.           Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

17.           Indemnification. In consideration of each Claimant’s execution and delivery of this Agreement, each of the Company and CRG shall defend, protect, indemnify and hold harmless each Claimant Releasee from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Claimant Releasee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Claimant Releasee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or CRG in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company or CRG contained in this Agreement or (c) any cause of action, suit, proceeding or claim brought or made against such Claimant Releasee by a third party (including for these purposes a derivative action brought on behalf of the Company, CRG or any of their respective Subsidiaries) or which otherwise involves such Claimant Releasee that arises out of, relates to or results from (i) the execution, delivery, performance or enforcement of this Agreement, any of the Deal Documents (as defined in the Subscription Agreements) or any other agreement entered into with, or any instrument received from, the Company or CRG, (ii) any disclosure properly made by any Claimant pursuant to Section 13 or (iii) the status of such Claimant Releasee either as a holder of any CRG Common Stock or any warrant issued by the Company or CRG (including, without limitation, the Warrants) or as a party to this Agreement, any of the Deal Documents or any other agreement entered into with, or any instrument received from, the Company or CRG (regardless of any termination thereof) (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company and CRG may be unenforceable for any reason, the Company and CRG shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

18.           Survival. The representations, warranties, agreements and covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

19.           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

20.           Remedies. Each Claimant shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Claimant has been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company and CRG recognize, acknowledge and agree that in the event that the Company or CRG fails to perform, observe, or discharge any or all of the Company’s or CRG’s obligations under this Agreement, irreparable harm to a Claimant will result therefrom. Accordingly, each of the Company and CRG acknowledge that the remedy at law for a breach of any of its obligations under this Agreement will be inadequate and agrees that each Claimant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without posting a bond or any other security.

21.           Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Claimant exercises a right, election, demand or option under this Agreement and the Company or CRG does not timely perform its related obligations within the periods therein provided, then such Claimant may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or CRG (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

22.           Stipulation of Dismissal. Simultaneously with the execution of this Agreement, the Claimant who is named as plaintiff in the Action shall cause to be delivered to counsel to the Company a Stipulation of Dismissal, in the form attached hereto as Exhibit A, executed by Greenberg Traurig, LLP. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

23.           Non-Disparagement. The Company shall not (and the Company shall cause each of the other Company Releasors to not) disparage (or induce or encourage other Persons to disparage) any Claimant Releasee. CRG shall not (and CRG shall cause each of the other CRG Releasors to not) disparage (or induce or encourage other Persons to disparage) any Claimant Releasee. Each Claimant shall not (and each Claimant shall cause all of such Claimant’s other Claimant Releasors not to) disparage (or induce or encourage other Persons to disparage) any of the Releasees.

24.           No Admission of Liability.  This Agreement constitutes a compromise of disputed Claims, and neither the making of this Agreement, nor the performance of any of the obligations under this Agreement, shall constitute any admission of any wrongdoing, any violation of any law or statute of the United States or any state located in the United States or that any party hereto has any liability to any other party hereto with respect to any of the Claims released in this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SAGEBRUSH GOLD, LTD.

By:	/s/ David Rector
Its:	President

CONTINENTAL RESOURCES GROUP, INC.

By:	/s/ Josh Bleak
Its:	President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

AQR OPPORTUNISTIC PREMIUM OFFSHORE FUND, L.P.

By:	/s/ Bradley D. Asness
Its:	Principal & Chief Legal Officer
AQR Capital Management, LLC

CNH DIVERSIFIED OPPORTUNITIES MASTER ACCOUNT, L.P.

By:	/s/ Bradley D. Asness
Its:	Principal & Chief Legal Officer
CNH Partners, LLC

AQR FUNDS--AQR DIVERSIFIED ARBITRAGE FUND

By:	/s/ Bradley D. Asness
Its:	Principal & Chief Legal Officer
AQR Funds

ADVANCED SERIES TRUST, acting solely on behalf of AST Academic Strategies Asset Allocation Portfolio

By:	/s/ Bradley D. Asness
Its:	Principal & Chief Legal Officer
AQR Capital Management, LLC